Exhibit 10.2

(Multicurrency - Cross Border)

ISDA®

International Swaps and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of January 30, 2007

CREDIT SUISSE INTERNATIONAL	and	ACCREDITED MORTGAGE LOAN TRUST 2007-1

(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement’), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

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(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: —

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: –

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); of

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.	Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

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(c)	Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7.Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.	Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

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12.	Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to all

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA® 1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement: —

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means: —

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA® 1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CREDIT SUISSE INTERNATIONAL		ACCREDITED MORTGAGE LOAN TRUST 2007-1

		By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Marisa Scauzillo	By:	/s/ Patricia M. Child
Name:	Marisa Scauzillo	Name:	Patricia M. Child
Title:	Authorized Signatory	Title:	Vice President
Date:		Date:

By:	/s/ Vittoria Scialoja
Name:	Vittoria Scialoja
Title:	Authorized Signatory
Date:

Swap Schedule

SCHEDULE

to the

Master Agreement

dated as of January 30, 2007

between

Credit Suisse International	and	Accredited Mortgage Loan Trust 2007- 1

(“Party A”)		(“Party B”)

Part 1

Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Certain Events of Default. Subject to Part 1(h) below, the following Events of Default will apply to the parties as specified below, and the definition of “Event of Default” in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

Section 5(a)(ii) (Breach of Agreement) will apply to Party A and will not apply to Party B; except that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with Part 5(b) herein.

Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B, unless Party A has posted collateral under the Credit Support Annex, in which case Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

Section 5(a)(iv) (Misrepresentation) will apply to Party A and will not apply to Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will apply to Party A and will not apply to Party B. “Specified Indebtedness” shall have the meaning specified in Section 14 of this Agreement and “Threshold Amount” means 3% of shareholder’s equity of the Relevant Entity.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that in respect of Party B, (i) clause (2) thereof shall not apply, (ii) clause (4) thereof shall not apply to Party B to the extent that the relevant proceeding is instituted by Party A in breach of Party A’s agreement in Part 5(g) of this Schedule, (iii) the words “seeks or” shall be deleted from clause (6) thereof and any appointment that is effected by or pursuant to the transaction documents shall not constitute an Event of Default under such clause (6), (iv) clause (7) thereof shall not apply, (v) clause (8) thereof shall apply only to the extent not inconsistent with clauses (i) to (iv) of this sentence and (vi) clause (9) thereof shall not apply.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

Notwithstanding anything to the contrary in Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default unless (A) a Ratings Event has occurred and at least 30 Local Business Days (10 Local Business Days when the Ratings Event relates only to S&P’s ratings and 30 calendar days when the Rating Events relates only to Moody’s ratings) have elapsed since the last time the Ratings Event had not occurred or was not continuing and (B) such failure is not remedied on or before the third Local Business Day after notice of such Ratings Event is given to Party A.

(d)	Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B; provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and Party B; provided that in the event that Party A is the Affected Party in respect of an event described in Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date pursuant to such Section 5(b)(iii).

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A or Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Loss will apply; subject to Part 5(w).

(ii)	The Second Method will apply.

[•]- Swap ISDA Schedule	2

(g)	“Termination Currency” means United States Dollars.

(h)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

(i)	Each of the following shall constitute an Additional Termination Event with Party A as sole Affected Party:

(a)	An S&P Collateralization Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the “Downgrade Provisions” as set forth in Part 5(b)(2) and a Ratings Event has neither occurred nor is continuing. Any event which constitutes an Additional Termination Event pursuant to this Section 1(h)(i)(a) shall not constitute an Event of Default.

(b)	A Moody’s Collateralization Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to deliver collateral under the Credit Support Annex and 30 Local Business Days or more have elapsed since the last time that no Moody’s Collateralization Event had occurred and was continuing. Any event which constitutes an Additional Termination Event pursuant to this Section 1(h)(i)(b) shall not constitute an Event of Default (unless such event constitutes a failure to post collateral pursuant to the terms of the Credit Support Annex in breach of Part 5(b)(4)).

(c)	A Ratings Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the “Downgrade Provisions” as set forth in Part 5(b)(4) and, in the case of a Moody’s Ratings Event, (i) at least one Eligible Replacement has made a Live Bid to be the transferee of a transfer to be made in accordance with the terms hereof and/or (ii) at least one entity that satisfies the Hedge Counterparty Ratings Requirements is able to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement subject to the satisfaction of the S&P Ratings Condition. The failure by Party A to comply with or perform any obligation (other than the obligation to post collateral pursuant to the terms of the Credit Support Annex) to be complied with or performed by Party A in accordance with the “Downgrade Provisions” as set forth in Part 5(b)(4) will constitute an Additional Termination Event and not an Event of Default.

(ii)	The Indenture, the Trust Agreement or the Sale and Servicing Agreement is amended, supplemented or modified without the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required under the terms of such documents.

(iii)	The Issuing Entity is terminated.

(iv)	Upon the occurrence of a Swap Disclosure Event (as defined in Part 5(t) below) Party A has not, within 10 days after such Swap Disclosure Event, complied with any of the provisions set forth in Part 5(t)(iii) below. For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of an Additional Termination Event described in this Part 1(h)(iv).

[•]- Swap ISDA Schedule	3

Part 2

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, neither Party A nor Party B will make any representations.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, neither Party A nor Party B will make any representations.

[•]- Swap ISDA Schedule	4

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	U.S. Internal Revenue Service Form W-8IMY and any successor form thereto	(i) Before the first Payment Date under this Agreement, such form to be updated at the beginning of each succeeding three-calendar-year period after the first payment date under this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such Form previously provided by Party A has become obsolete or incorrect.

(b)	Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B	Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.	Concurrently with the execution and delivery of this Agreement.	Yes

Party A and Party B	Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.	Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes

Party A and B	An opinion of counsel to such party reasonably satisfactory in form and substance to the other party.	Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No

Party B	An executed copy of the Indenture between Party B and Deutsche Bank National Trust Company, the Trust Agreement and the Sale and Servicing Agreement.	Within 30 days after the date of this Agreement.	Yes

Party A	The most recently prepared annual report of Party A.	Within 30 days of request.	Yes

[•]- Swap ISDA Schedule	5

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1)	Address for notices or communications to Party A (other than by facsimile):-

Address:	One Cabot Square	Attention:	(1) Head of Credit Risk Management;
	London E14 4QJ England		(2) Managing Director - Operations Department;
			(3) Managing Director - Legal Department

Telex No.:	264521	Answerback:	CSI G

(For all purposes.)

(2)	For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

Facsimile No.:	44 20 7888 2686
Attention:	Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

Party B:

Address for notices or communications to Party B:

Address:	Accredited Home Lenders 15090 Avenue of Sciences, Suite 200, San Diego, CA 92128
Attention:	Charlie Ryan
Facsimile No.: Telephone No.:	(858) 676-8129 (858) 676-2769

With a copy to U.S. Bank Trust National Association

Address:	209 South LaSalle Street, Suite 300 Chicago, IL 60604
Attention:	Corporate Trust Services
Facsimile No.:	(312) 325-8905
Telephone No.:	(312) 325-8902

[•]- Swap ISDA Schedule	7

With a copy to Deutsche Bank National Trust Company:

	Address:	1761 East St. Andrew Place Santa Ana, California 92705-4934

	Attention:	Trust Administration–AC0701

	Facsimile: Telephone No.:	(714) 247-6285 (714) 247-6000

With a copy to:

	Address:	Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041-0003

	Attention:	Residential Mortgage Surveillance Group

	Facsimile:	212-438-2652

With a copy to:

	Address:	Moody’s Investors Service, 99 Church Street, New York, New York 10007

	Attention:	Keren Gabay

	Facsimile:	212-553-4773

(b) Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010

	Attention:	General Counsel
Legal and Compliance Department

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Credit Support Document means:-

[•]- Swap ISDA Schedule	8

With respect to Party A: The Credit Support Annex and any guarantee that is provided to Party B pursuant to Part 5 (b) below.

With respect to Party B: The Credit Support Annex.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable or, if a guarantee is provided to Party B pursuant to Part 5 (b) below, the guarantor providing such guarantee.

Credit Support Provider means in relation to Party B: Not applicable.

(h)	Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to each Transaction hereunder.

(j)	“Affiliate.” “Affiliate” shall have the meaning specified in Section 14 of this Agreement, provided, however, that Party A shall be deemed to have no Affiliates for purposes of Section 3(c) of this Agreement and Party B shall be deemed to have no Affiliates.

[•]- Swap ISDA Schedule	9

Part 5.

Other Provisions.

(a)	Definitions.

This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and will be governed in all respects by the Definitions (except that references to “Swap Transactions” shall be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Indenture.

(b)	Downgrade Provisions.

(1)	It shall be a collateralization event (Collateralization Event) if:

(A) with respect to each Relevant Entity, so long as Moody’s Investors Service, Inc. (Moody’s) is currently rating the Notes and either (i) such Relevant Entity has both a long-term and short-term rating by Moody’s and (x) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Relevant Entity are rated “A3” or below by Moody’s or (y) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Relevant Entity are rated “P-2” or below by Moody’s, or (ii) no short-term rating is available from Moody’s and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Relevant Entity are rated “A2” or below by Moody’s (such event, a Moody’s Collateralization Event), or

(B) with respect to each Relevant Entity, so long as Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) is currently rating the Notes and either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Relevant Entity are rated “A-2” or below by S&P or (ii) if such Relevant Entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated “A” or below by S&P (such event, an S&P Collateralization Event).

Relevant Entity means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(2)

Without prejudice to Party A’s obligations under the Collateral Support Annex, during any period in which a Collateralization Event is occurring, Party A shall, at its own expense and within thirty (30) Business Days of such Collateralization Event (or 30 calendar days, in the case of an S&P Collateralization Event), either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the Credit Support

[•]- Swap ISDA Schedule	10

Annex), (ii) furnish an Eligible Guarantee (as defined below) of Party A’s obligations under this Agreement that is (in the case of an S&P Collateralization Event) subject to the satisfaction of the S&P Ratings Condition from a guarantor that satisfies the Hedge Counterparty Ratings Requirement (as defined herein), or (iii) obtain a substitute counterparty (and provide prior written notice to each Rating Agency with respect thereto) that (a) is reasonably acceptable to Party B, (b) satisfies the Hedge Counterparty Ratings Requirement and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable, provided further, that (in the case of an S&P Collateralization Event) satisfaction of the S&P Ratings Condition shall be required for any transfer of any Transactions under this Part 5(b)(2)(iii) unless such transfer is in connection with the assignment and assumption of this Agreement by such substitute counterparty without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto). To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1) following an S&P Collateralization Event, Party A shall deliver to each Rating Agency (with a copy to the Party B) within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion acceptable to S&P as to the enforceability of the Credit Support Annex and which confirms that, notwithstanding the commencement of a case under the Bankruptcy Code with respect to Party A, the collateral will (a) be available to meet swap obligations notwithstanding the automatic stay and (b) if delivered pre-bankruptcy, will not be subject to recovery as preferences or constructive fraudulent conveyances, in each case subject to standard qualifications and assumptions.

Eligible Guarantee means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

An entity shall satisfy the Hedge Counterparty Ratings Requirement if (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the entity are rated at least “A-1” by S&P or (ii) if the entity does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the entity are rated at least “A+” by S&P and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such entity are rated at least “P-2” by Moody’s (if such entity has both a long-term and short-term rating from Moody’s) or (ii) if such entity does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least “A3” by Moody’s. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the entity (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the entity.

[•]- Swap ISDA Schedule	11

S&P Ratings Condition shall mean prior written confirmation from S&P that a proposed action will not cause the downgrade or withdrawal of the then current ratings of any outstanding Notes.

Rating Agency shall mean each of S&P and Moody’s.

(3)	It shall be a ratings event (Ratings Event) if at any time after the date hereof (A) so long as S&P is currently rating the Notes and either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity are rated “BB+” or below by S&P, (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity are rated “B” or below by S&P or (iii) if at any time after the date hereof S&P withdraws all of each Relevant Entity’s ratings and no longer rates any Relevant Entity (such event, an S&P Ratings Event) or (B) so long as Moody’s is currently rating the Notes and either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of each Relevant Entity are unrated or rated “Baa1” or below by Moody’s (or such rating is withdrawn) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of each Relevant Entity are unrated or rated “P-3” or below by Moody’s (or such rating is withdrawn) (such event, a Moody’s Ratings Event).

(4)	Following a Ratings Event, Party A shall take the following actions:

(a) in the case of an S&P Ratings Event, Party A, at its sole expense, shall (i) within 10 Business Days, subject to extension upon satisfaction of the S&P Ratings Condition, of the Ratings Event, obtain a substitute counterparty (and provide written notice to each Rating Agency with respect thereto), that (A) satisfies the Hedge Counterparty Ratings Requirement and (B) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable; provided further that satisfaction of the S&P Ratings Condition shall be required within such 10 Business Days or longer period, as applicable, for any transfer of any Transaction under this clause (a)(i) unless such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms by such counterparty, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide prior written notice to S&P and Party B with respect thereto) and (ii) post collateral according to the terms of the Credit Support Annex; and

(b) in the case of a Moody’s Ratings Event, Party A, at its sole expense, shall (i) use commercially reasonable efforts to, as soon as reasonably practicable, (A) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that satisfies paragraph (b) of the definition of Hedge Counterparty Ratings Requirement or (B) obtain a substitute counterparty (and provide prior written notice to each Rating Agency with respect thereto) that (1) is reasonably acceptable to Party B, (2) satisfies the paragraph (b) of the definition of Hedge Counterparty Ratings Requirement and (3) assumes the obligations of

[•]- Swap ISDA Schedule	12

Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on substantially the same terms, including rating triggers, credit support documentation and other provisions of this Agreement, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable and (ii) post collateral according to the terms of the Credit Support Annex.

Rating Agency Approval shall mean prior written confirmation from S&P and Moody’s that such action will not cause them to downgrade or withdraw its then-current ratings of any outstanding Notes.

(c)	Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an “eligible contract participant” as such term is defined in Section 35.1 (b) (2) of the regulations (17 C.F.R. 35) promulgated under and as defined in section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Subject as provided in Part 5(f), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1) Capacity. Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2) Non-Reliance. Each of Party A and Party B is acting for its own account. Each party has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

[•]- Swap ISDA Schedule	13

(d)	Transfer.

(i)	Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a Transferee) on at least five Business Days’ prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Notes will not be reduced or withdrawn, provided, however, that this provision shall not apply to any transfer that is made pursuant to the provisions of Part 5(b) of this Agreement.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

In addition, Party A may (at its own cost) transfer this Agreement without the prior written consent of Party B but with prior written notice to S&P and Party B, to an Affiliate of Party A that (i) satisfies the Hedge Counterparty Rating Requirements or that has furnished a guarantee, subject to S&P Ratings Condition, of the obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Rating Requirements and (ii) as of the date of such transfer such Affiliate will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless such Affiliate will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; a Termination Event or Event of Default does not occur as a result of such transfer; and the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision; provided that satisfaction of the S&P Ratings Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto).

[•]- Swap ISDA Schedule	14

(ii)	If an Eligible Replacement has made a Firm Offer (which means an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(e)	Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank Trust National Association not individually or personally but solely as trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the part of U.S. Bank trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

(f)	Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Notes. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding, or (iii) from taking any action (not otherwise mentioned in this paragraph) which will prevent an impairment of any right afforded to it under the Indenture as a third party beneficiary. This provision shall survive termination of this Agreement.

(g)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:-

“to another account in the same legal and tax jurisdiction as the original account”

(h)	Indenture.

(1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

(2) Party B will obtain the prior written consent of Party A (such consent not to be unreasonably withheld) to any proposed amendment or modification to the Trust Agreement, the Indenture or the Sale and Servicing Agreement, where such consent is required under the terms of such documents.

[•]- Swap ISDA Schedule	15

(i)	No Set-off. Except as expressly provided for in Section 2(c), Section 6 hereof, Part 5(w)(vi) below or paragraphs 8(a) or 8(b) of the Credit Support Annex, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(j)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k)	Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information contained in any offering document for the Notes (except as indicated in the Indemnification Agreement between the Sponsor and Party A, the Indenture, the Trust Agreement, the Sale and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(l)	Rating Agency Approval on Amendment. In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have received Rating Agency Approval.

(m)	Consent to Assignment. Notwithstanding Section 7 of this Agreement, Party A hereby acknowledges and consents to the assignment of this Agreement, solely for security purposes for the benefit of the Noteholders, by Party B to Deutsche Bank National Trust Company, as trustee (the “Indenture Trustee”) under the Indenture. The Indenture Trustee shall not be deemed to be a party to this Agreement; provided, however, that the Indenture Trustee, acting on behalf of the Noteholders, shall have the right to enforce this Agreement, including the terms of Part 1(h)(i) and Part 5(b), against Party A.

(n)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”: and (ii) deleting the final paragraph thereof.

(o)	Limited Recourse. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the Indenture Collateral, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in Sections 5.07 and 8.01 of the Indenture, all outstanding obligations of Party B hereunder shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement or in respect of any Transaction against any officer, member, director, employee, security holder or incorporator of Party B or their respective successors or assigns for any amount so owing. This Part 5(o) shall survive termination of this Agreement.

[•]- Swap ISDA Schedule	16

(p)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(q)	Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(r)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(s)	Escrow Payments. If (whether by reason of the time difference between the cities in which payments or deliveries are to be made or otherwise) it is not possible for simultaneous payments or deliveries to be made on any date on which both parties are required to make payments or deliveries hereunder, either party may at its option and in its sole discretion notify the other party (Section 2(b) of this Agreement notwithstanding) that payments or deliveries on that date are to be made in escrow (such party being the “Appointing Party”). In this case, deposit of the payment or delivery due earlier on that date will be made by 2.00 pm (local time at the place for the earlier payment or delivery) on that date with an escrow agent selected by the Appointing Party, accompanied by irrevocable payment or delivery instructions (i) to release the deposited payment or delivery to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment or delivery from the other party on the same date accompanied by irrevocable payment or delivery instructions to the same effect, or (ii) if the required deposit of the corresponding payment or delivery is not made on that same date, to return the payment or delivery deposited to the party that paid or delivered it into escrow. The Appointing Party will pay all costs of the escrow arrangements. The Appointing Party will bear the risk of any failure of the bank it nominates to be its escrow agent to fully and promptly perform the obligations of such escrow agent as contemplated in this Part 5(s) Any amounts payable or deliveries to be made under this Agreement by the Appointing Party which are not received by the other party hereto on the due date will remain due and payable or to be made by the Appointing Party as of such date (assuming timely payment or delivery on the due date of amounts payable or deliveries to be made by the other party hereto). Any amounts or deliveries due from the other party, which have been paid or delivered to the escrow agent in accordance with this Part 5(s) (and any instructions in connection therewith given to the other party by the Appointing Party) shall be treated as having been paid or delivered by such other party and received by the Appointing Party as of the date on which they were paid or delivered to the Appointing Party’s escrow agent. The Appointing Party shall cause the escrow arrangements to provide that the other party shall be entitled to interest on any payment due to be deposited first for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by to the other party 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it is required to make under this paragraph in a timely fashion.

[•]- Swap ISDA Schedule	17

(t)	Compliance with Regulation AB.

(i) Party A agrees and acknowledges that Depositor (Depositor) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the Exchange Act) (Regulation AB), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (Swap Disclosure Event) if, on any Business Day during the term of the Transaction, Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB as a result of the aggregate “significance percentage” exceeding 10%) (the Swap Financial Disclosure).

(iii) Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (a) provide to Depositor the Swap Financial Disclosure, (b) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Rating Agencies, provided, that satisfaction of the S&P Ratings Condition shall be required for any transfer of any Transactions under this clause (iii) unless such transfer is in connection with the assignment and assumption of this Agreement by such substitute counterparty without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto), which entity (or a guarantor therefor) meets or exceeds the Hedge Counterparty Ratings Requirement and which entity is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable with respect to the Counterparty, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(u)	Credit Support Default. Section 5(a)(iii)(1) of this Agreement is hereby deleted and replaced with the following:

“(1) The occurrence of an Event of Default under any Credit Support Document if such Event of Default is continuing after any applicable grace period has elapsed;”

(v)	Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(w)	Calculations. Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party (other than pursuant to an Illegality or a Tax Event) or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vii) below shall apply:

[•]- Swap ISDA Schedule	18

(i) Notwithstanding Part 1(f) hereof, “Market Quotation” shall apply, and the definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, a Live Bid which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B based on information provided by the Reference Market-Maker) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, provided that:

(1)	If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); and

(2)	If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine, based on information provided by the Reference Market-Maker, whether a Live Bid is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this

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Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 5(w), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(v) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(vii) For purposes of this Part 5(w),

“Eligible Replacement” means an entity (A) satisfying the Hedge Counterparty Ratings Requirement or (B) whose present and future obligations owing to Party B are guaranteed pursuant to a guarantee provided by a guarantor satisfying the Hedge Counterparty Ratings Requirements.

“Live Bid” means a firm quotation from a Reference Market-maker that is an Eligible Replacement which, when made, was capable of becoming legally binding upon acceptance.

(x)	Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(e) above) unless each Rating Agency has been given prior written notice of such amendment, designation or transfer.

(y)	Applicable Rating Agency. Rating triggers and other Rating Agency-related provisions herein apply only for so long as that particular Rating Agency is rating the Notes.

(z)	Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Payment Dates until paid in full (or if such Early Termination Date is the final Payment Date, on such final Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Payment Date, such payment will be payable on such Payment Date.

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IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

Credit Suisse International		ACCREDITED MORTGAGE LOAN TRUST 2007-1

		By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Marisa Scauzillo	By:	/s/ Patricia M. Child
Name:	Marisa Scauzillo	Name:	Patricia M. Child
Title:	Authorized Signatory	Title:	Vice President

By:	/s/ Vittoria Scialoja
Name:	Vittoria Scialoja
Title:	Authorized Signatory

21

Elections and Variables

to the ISDA Credit Support Annex

dated as of January 30, 2007

between

Credit Suisse International	and	Accredited Mortgage Loan Trust 2007-1

(“Party A”)		(“Party B”)

Paragraph 13.

(a)	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party” shall be deleted and the word “that” on the second line of Paragraph 3(a) shall be replaced with the word “a”.

(B) Paragraph 4(b) is hereby amended by the insertion of the words “(i) in respect of a Transfer pursuant to Paragraph 3(b),” immediately prior to the words “if a demand for” and the insertion of the words “; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date” immediately prior to the period.

(C) “Return Amount” has the meaning specified in Paragraph 3(b).

(D) “Credit Support Amount” for a Valuation Date shall mean zero; provided that, if the Threshold in respect of Party A is zero on such Valuation Date, “Credit Support Amount” shall mean one of the following if one of the following specified events have occurred on such Valuation Date:

(i)	if a Moody’s Collateralization Event has occurred and is continuing but (a) no Moody’s Rating Event has occurred and is continuing or (b) less than 30 Local Business Day have elapsed since the last time that no Moody’s Rating Event had occurred and was continuing, “Credit Support Amount” shall mean an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the First Trigger Collateral Amount (as defined below) for each Transaction hereunder and (2) zero;

(ii)	so long as a Moody’s Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since the last time that no Moody’s Rating Event had occurred and was continuing, “Credit Support Amount” shall mean an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the Second Trigger Collateral Amount (as defined below) for each Transaction hereunder, (2) an amount equal to the Floating Amount payable by Party A pursuant to each Transaction hereunder in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after such Valuation Date and (3) zero; and

(iii)	if an S&P Collateralization Event or an S&P Ratings Event has occurred and is continuing, “Credit Support Amount” shall mean an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the Notional Volatility Buffer and (2) zero. “Notional Volatility Buffer”, as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, (ii) the Payment Factor, and (iii) the Volatility Buffer Percentage for such date as set out in the table below on such date,

Party A S&P Rating on such date	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
S&P S-T Rating of “A-1” or above	0.00%	0.00%	0.00%	0.00%
S&P S-T Rating of “A-2”	2.75%	3.25%	4.0%	4.75%
S&P S-T Rating of “A-3”	3.25%	4.00%	5.0%	6.25%
S&P L-T Rating of “BB+” or lower	3.50%	4.50%	6.75%	7.50%

L-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

S-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

Payment Factor means 1.

In circumstances where more than one of Paragraph 13(b)(i)(C)(i), (ii) and (iii) apply, the Credit Support Amount shall be calculated by reference to the paragraph which would result in Party A Transferring the greatest amount of Eligible Credit Support. Under no circumstances will Party A be required to Transfer more Eligible Credit Support than the greatest amount calculated in accordance with one of Paragraph 13(b)(i)(C)(i), (ii) or (iii).

First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.

(ii)	Eligible Collateral. On any date, the following items will qualify as “Eligible Collateral” for Party A:

(A) Valuation Percentage S&P

(i) Cash	100%
(ii) Negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year	98.0%
(iii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years	93.8%
(iv) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years	90.3%

(B) Valuation Percentage Moody’s

INTRUMENT	Daily	Weekly
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	95%
7 to 10 years	100%	94%
Floating-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	99%

In circumstances where both Paragraph 13(b)(ii)(A) and (B) apply, the Valuation Percentage for an item of Eligible Collateral shall be calculated by reference to the paragraph which would result in the lower Valuation Percentage for such item of Eligible Collateral.

(iii)	Other Eligible Support. None.

(iv)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not applicable.

“Independent Amount” means with respect to Party B: Not applicable.

(B)	“Threshold” means:

With respect to Party A: infinity, provided that if a Collateralization Event has occurred and is continuing or an S&P Ratings Event has occurred and is continuing, the Threshold with respect to Party A shall be zero, unless (i) Party A has remedied such Collateralization Event in accordance with the terms of the Agreement by means other than posting collateral pursuant to this Annex and a Ratings Event has not occurred and is continuing or (ii)(a) no S&P Collateralization Event has occurred and is continuing and (b) (1) if a Moody’s Collateralization Event has occurred and is continuing, less than 30 Local Business Days have elapsed since the last time no Moody’s Collateralization Event has occurred and was continuing and (2) no Moody’s Collateralization Event had occurred when this Annex was executed, in which case the Threshold with respect to Party A shall remain infinity; and

With respect to Party B: infinity.

(C)	“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Class Note Balance of Notes rated by S&P ceases to be more than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.

(ii)	“Valuation Date” means,

(A)	in the event that a Collateralization Event other an S&P Collateralization Event has occurred and is continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

(B)	in the event that only an S&P Collateralization Event has occurred and is continuing, or a Ratings Event has occurred and is continuing, the last Local Business Day of each calendar week.

(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 4:00 p.m., London time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies.

No events shall constitute a “Specified Condition.”

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor must obtain the Secured Party’s prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A)	with respect to any Cash; the amount thereof; and

(B)	with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

The Indenture Trustee (as defined in the (Indenture) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i) shall be given to or made at the following addresses:

If to Party A:

Address: One Cabot Square
London E14 4QJ
England

Telephone:	44 20 7888 3083
Facsimile:	44 20 7883 7987
Attention:	Collateral Management Unit

If to Party B:

As set forth in Part 4(a) of the Schedule;

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)	shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)	Other Provisions.

(i)	Additional Definitions

As used in this Annex:

“Equivalent Collateral” means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

“Local Business Day” means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree); and

“transaction-specific hedges” has the meaning given to such term in “Framework for De-linking Hedge Counterparty Risks from Global Structured Finance Cashflow Transactions Moody’s Methodology” published by Moody’s Investors Service and dated May 25, 2006.

(ii)	Events of Default

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party, except that (A) if such failure would constitute an Additional Termination Event under another provision of this Agreement and (B) no more than 30 Local Business Days have elapsed since the last time that no Moody’s Rating Event has occurred and was continuing, then such failure shall be an Additional Termination Event and not an Event of Default”.

(iii)	Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(iv)	Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(v)	No Counterclaim

A party’s rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi)	Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (which shall be an Eligible Account, as defined in the Indenture) and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(vii)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(viii)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(ix)	External Verification of Mark-to-Market Valuations.

On each Valuation Date occurring while an S&P Collateralization Event is continuing, Party A shall provide to S&P not later than the Notification Time on the Local Business Day following such Valuation Date its calculations of Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. Every month after the unsecured, unguaranteed and otherwise unsupported long-term debt obligations of each Relevant Entity are rated below BBB+ by S&P, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction and any Posted Credit Support on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(ix) shall only apply to the extent that the Notes outstanding at such time (as defined in the Indenture) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period. Party A shall provide to S&P copies of such verification details.

(x)	Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer costs involved in the Transfer of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party) to the Pledgor pursuant to paragraph 4(d).

Credit Suisse International		ACCREDITED MORTGAGE LOAN TRUST 2007-1
		By:	U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Marisa Scauzillo	By:	/s/ Patricia M. Child
Name:	Marisa Scauzillo	Name:	Patricia M. Child
Title:	Authorized Signatory	Title:	Vice President

By:	/s/ Vittoria Scialoja
Name:	Vittoria Scialoja
Title:	Authorized Signatory

[Credit Support Annex signature page]

EXHIBIT A

FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps, caps, floors and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Less than 1 year	0.15%	0.25%
Equal to or greater than 1 year but less than 2 years	0.30%	0.50%
Equal to or greater than 2 years but less than 3 years	0.40%	0.70%
Equal to or greater than 3 years but less than 4 years	0.60%	1.00%
Equal to or greater than 4 years but less than 5 years	0.70%	1.20%
Equal to or greater than 5 years but less than 6 years	0.80%	1.40%
Equal to or greater than 6 years but less than 7 years	1.00%	1.60%
Equal to or greater than 7 years but less than 8 years	1.10%	1.80%
Equal to or greater than 8 years but less than 9 years	1.20%	2.00%
Equal to or greater than 9 years but less than 10 years	1.30%	2.20%
Equal to or greater than 10 years but less than 11 years	1.40%	2.30%
Equal to or greater than 11 years but less than 12 years	1.50%	2.50%
Equal to or greater than 12 years but less than 13 years	1.60%	2.70%
Equal to or greater than 13 years but less than 14 years	1.70%	2.80%
Equal to or greater than 14 years but less than 15 years	1.80%	3.00%
Equal to or greater than 15 years but less than 16 years	1.90%	3.20%
Equal to or greater than 16 years but less than 17 years	2.00%	3.30%
Equal to or greater than 17 years but less than 18 years	2.00%	3.50%
Equal to or greater than 18 years but less than 19 years	2.00%	3.60%
Equal to or greater than 19 years but less than 20 years	2.00%	3.70%
Equal to or greater than 20 years but less than 21 years	2.00%	3.90%
Equal to or greater than 21 years but less than 22 years	2.00%	4.00%

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Equal to or greater than 22 years but less than 23 years	2.00%	4.00%
Equal to or greater than 23 years but less than 24 years	2.00%	4.00%
Equal to or greater than 24 years but less than 25 years	2.00%	4.00%
Equal to or greater than 25 years but less than 26 years	2.00%	4.00%
Equal to or greater than 26 years but less than 27 years	2.00%	4.00%
Equal to or greater than 27 years but less than 28 years	2.00%	4.00%
Equal to or greater than 28 years but less than 29 years	2.00%	4.00%
Equal to or greater than 29 years but less than 30 years	2.00%	4.00%
Equal to 30 years	2.00%	4.00%

EXHIBIT B

SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps (excludes caps, floors and transaction-specific hedges):

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Less than 1 year	0.50%	0.60%
Equal to or greater than 1 year but less than 2 years	1.00%	1.20%
Equal to or greater than 2 years but less than 3 years	1.50%	1.70%
Equal to or greater than 3 years but less than 4 years	1.90%	2.30%
Equal to or greater than 4 years but less than 5 years	2.40%	2.80%
Equal to or greater than 5 years but less than 6 years	2.80%	3.30%
Equal to or greater than 6 years but less than 7 years	3.20%	3.80%
Equal to or greater than 7 years but less than 8 years	3.60%	4.30%
Equal to or greater than 8 years but less than 9 years	4.00%	4.80%
Equal to or greater than 9 years but less than 10 years	4.40%	5.30%
Equal to or greater than 10 years but less than 11 years	4.70%	5.60%
Equal to or greater than 11 years but less than 12 years	5.00%	6.00%
Equal to or greater than 12 years but less than 13 years	5.40%	6.40%
Equal to or greater than 13 years but less than 14 years	5.70%	6.80%
Equal to or greater than 14 years but less than 15 years	6.00%	7.20%
Equal to or greater than 15 years but less than 16 years	6.30%	7.60%
Equal to or greater than 16 years but less than 17 years	6.60%	7.90%
Equal to or greater than 17 years but less than 18 years	6.90%	8.30%
Equal to or greater than 18 years but less than 19 years	7.20%	8.60%
Equal to or greater than 19 years but less than 20 years	7.50%	9.00%
Equal to or greater than 20 years but less than 21 years	7.80%	9.00%

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Equal to or greater than 21 years but less than 22 years	8.00%	9.00%
Equal to or greater than 22 years but less than 23 years	8.00%	9.00%
Equal to or greater than 23 years but less than 24 years	8.00%	9.00%
Equal to or greater than 24 years but less than 25 years	8.00%	9.00%
Equal to or greater than 25 years but less than 26 years	8.00%	9.00%
Equal to or greater than 26 years but less than 27 years	8.00%	9.00%
Equal to or greater than 27 years but less than 28 years	8.00%	9.00%
Equal to or greater than 28 years but less than 29 years	8.00%	9.00%
Equal to or greater than 29 years but less than 30 years	8.00%	9.00%
Equal to 30 years	8.00%	9.00%

For Transactions that are caps, floors, swaptions and transaction-specific hedges:

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Less than 1 year	0.65%	0.75%
Equal to or greater than 1 year but less than 2 years	1.30%	1.50%
Equal to or greater than 2 years but less than 3 years	1.90%	2.20%
Equal to or greater than 3 years but less than 4 years	2.50%	2.90%
Equal to or greater than 4 years but less than 5 years	3.10%	3.60%
Equal to or greater than 5 years but less than 6 years	3.60%	4.20%
Equal to or greater than 6 years but less than 7 years	4.20%	4.80%
Equal to or greater than 7 years but less than 8 years	4.70%	5.40%
Equal to or greater than 8 years but less than 9 years	5.20%	6.00%
Equal to or greater than 9 years but less than 10 years	5.70%	6.60%
Equal to or greater than 10 years but less than 11 years	6.10%	7.00%

Weighted Average Life of Hedge in Years	Interest Rate Hedges Valuation Dates:
	Daily	Weekly
Equal to or greater than 11 years but less than 12 years	6.50%	7.50%
Equal to or greater than 12 years but less than 13 years	7.00%	8.00%
Equal to or greater than 13 years but less than 14 years	7.40%	8.50%
Equal to or greater than 14 years but less than 15 years	7.80%	9.00%
Equal to or greater than 15 years but less than 16 years	8.20%	9.50%
Equal to or greater than 16 years but less than 17 years	8.60%	9.90%
Equal to or greater than 17 years but less than 18 years	9.00%	10.40%
Equal to or greater than 18 years but less than 19 years	9.40%	10.80%
Equal to or greater than 19 years but less than 20 years	9.70%	11.00%
Equal to or greater than 20 years but less than 21 years	10.00%	11.00%
Equal to or greater than 21 years but less than 22 years	10.00%	11.00%
Equal to or greater than 22 years but less than 23 years	10.00%	11.00%
Equal to or greater than 23 years but less than 24 years	10.00%	11.00%
Equal to or greater than 24 years but less than 25 years	10.00%	11.00%
Equal to or greater than 25 years but less than 26 years	10.00%	11.00%
Equal to or greater than 26 years but less than 27 years	10.00%	11.00%
Equal to or greater than 27 years but less than 28 years	10.00%	11.00%
Equal to or greater than 28 years but less than 29 years	10.00%	11.00%
Equal to or greater than 29 years but less than 30 years	10.00%	11.00%
Equal to 30 years	10.00%	11.00%

CREDIT SUISSE INTERNATIONAL
One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.credit-suisse.com

30 January 2007

AHL Accredited Mortgage Loan Trust 2007-1

External ID: 53186422 / Risk ID: 447662124

Dear Sir/Madam

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “CSIN” means Credit Suisse International and “Counterparty” means Accredited Mortgage Loan Trust 2007-1.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 30 January 2007 as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:	Rate Cap Transaction

Notional Amount:	USD 6,864,326.93 subject to amortization as set out in the Additional Terms

Trade Date:	25 January 2007

Effective Date:	30 January 2007

Termination Date	25 January 2012, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	30 January 2007

Fixed Rate Payer
Amount:	USD 2,022,000

Floating Amounts:

Floating Amount
Payer:	CSIN

Floating Rate
Payer Period End Dates:	The 25th of each month, commencing on 25 March 2007, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.
Floating Rate Payer
Payment Dates:	One Business Day prior to the Floating Rate Payer Period End Dates

Cap Strike Rate:	5.32%

Initial Calculation Period:	From and including 25 February 2007 to but excluding the Floating Rate Period End Date scheduled to occur on 25 March 2007.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate
Day Count Fraction:	Act/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	CSIN

3. Account Details:

Payments to CSIN:	As advised separately in writing

Payments to Counterparty:	As advised separately in writing

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Payment Date scheduled to occur on:	Notional Amount (USD):
25-March-2007	6,864,326.93
25-April-2007	13,027,570.36
25-May-2007	19,278,494.66
25-June-2007	26,826,935.03
25-July-2007	35,945,356.07
25-August-2007	46,027,807.12
25-September-2007	56,020,596.73
25-October-2007	65,515,467.30
25-November-2007	75,472,676.24
25-December-2007	85,819,132.21
25-January-2008	96,284,566.30
25-February-2008	106,836,847.14
25-March-2008	117,148,902.13
25-April-2008	124,607,377.09
25-May-2008	129,568,345.42
25-June-2008	133,143,161.51
25-July-2008	134,773,501.15
25-August-2008	134,359,770.25
25-September-2008	133,694,919.26
25-October-2008	134,453,074.59
25-November-2008	140,160,461.41
25-December-2008	152,940,219.30
25-January-2009	161,740,154.56
25-February-2009	155,844,079.54
25-March-2009	170,603,941.09
25-April-2009	180,095,387.23
25-May-2009	189,116,420.52
25-June-2009	194,072,605.28
25-July-2009	196,127,163.42
25-August-2009	196,055,635.04
25-September-2009	194,394,857.41
25-October-2009	191,535,805.84
25-November-2009	187,975,102.95
25-December-2009	184,431,702.50
25-January-2010	180,911,207.29
25-February-2010	177,421,229.63
25-March-2010	175,109,329.27
25-April-2010	167,549,696.72
25-May-2010	160,231,991.79
25-June-2010	155,238,717.12
25-July-2010	152,080,791.05
25-August-2010	149,040,428.35
25-September-2010	146,141,235.49

Calculation Period up to but excluding the Payment Date scheduled to occur on:	Notional Amount (USD):
25-October-2010	143,271,810.46
25-November-2010	140,433,813.80
25-December-2010	137,628,732.72
25-January-2011	134,857,892.47
25-February-2011	132,122,467.14
25-March-2011	129,423,489.69
25-April-2011	126,761,861.57
25-May-2011	124,138,361.61
25-June-2011	121,553,654.52
25-July-2011	119,008,298.87
25-August-2011	116,502,754.50
25-September-2011	114,037,376.34
25-October-2011	111,612,461.77
25-November-2011	109,228,215.18
25-December-2011	106,884,646.80
25-January-2012	104,577,953.83

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Authorized Signatory

Confirmed as of the date first written above:

Accredited Mortgage Loan Trust 2007-1,

By: U.S. Bank Trust National Association,

not in its individual capacity but solely as

Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Our Reference No: External ID: 53186422 / Risk ID: 447662124

CREDIT SUISSE INTERNATIONAL
One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.credit-suisse.com

30 January 2007

Accredited Mortgage Loan Trust 2007-1

External ID: 53186138 / Risk ID: 447661111

Dear Sir/Madam

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

In this Confirmation “CSIN” means Credit Suisse International and “Counterparty” means Accredited Mortgage Loan Trust 2007-1.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 30 January 2007 as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 755,523,000, subject to amortization as set out in the Additional Terms

Trade Date:	25 January 2007

Effective Date:	30 January 2007

Termination Date:	25 January 2012, subject to adjustment in accordance with the Following Business Day Convention

Registered Office as above

Registered with unlimited liability in England under No. 2500199

Authorised and Regulated by the Financial Services Authority

VAT No: GB 447 0737 41

Fixed Amounts

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Payment Dates:	The 25th of each month, commencing on 25 February 2007 and ending on the Termination Date, inclusive, subject to No Adjustment.

Fixed Rate Payer
Payment Dates:	One Business Day prior to each Fixed Rate Period End Date.

Fixed Rate:	5.18%

Fixed Rate
Day Count Fraction:	30/360

Floating Amounts

Floating Rate Payer:	CSIN

Floating Rate Payer
Period End Dates:	The 25th of each month, commencing on 25 February 2007 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Dates:	One Business Day prior to each Fixed Rate Period End Date.

Floating Rate Option:	USD-LIBOR-BBA provided, however, that in respect of the initial Calculation Period, Linear Interpolation shall apply based upon a Designated Maturity of 2 weeks and a Designated Maturity of 1 month.

Designated Maturity:	1 month (except as noted above)

Spread:	none

Floating Rate
Day Count Fraction:	Act/360

Reset Dates:	The first day of each Floating Amount Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	CSIN

3. Account Details:

Payments to CSIN:	As advised separately in writing

Payments to Counterparty:	As advised separately in writing

Credit Suisse International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

ADDITIONAL TERMS

Calculation Period up to but excluding the Payment Date scheduled to occur on:	Notional Amount (USD):
25-February-2007	755,523,000.00
25-March-2007	742,309,955.37
25-April-2007	727,560,123.97
25-May-2007	711,327,307.47
25-June-2007	692,392,248.70
25-July-2007	670,524,482.78
25-August-2007	646,346,287.79
25-September-2007	620,975,284.88
25-October-2007	594,860,078.95
25-November-2007	567,086,570.72
25-December-2007	537,857,275.98
25-January-2008	507,967,075.66
25-February-2008	478,573,602.89
25-March-2008	450,437,237.90
25-April-2008	426,284,499.39
25-May-2008	405,115,914.91
25-June-2008	385,805,584.99
25-July-2008	368,897,733.35
25-August-2008	354,478,284.25
25-September-2008	340,734,913.36
25-October-2008	325,987,494.78
25-November-2008	306,674,948.15
25-December-2008	280,319,174.00
25-January-2009	254,372,624.41
25-February-2009	236,844,468.18
25-March-2009	200,593,674.54
25-April-2009	173,788,698.48
25-May-2009	153,283,321.41
25-June-2009	137,222,264.85
25-July-2009	124,427,198.65
25-August-2009	114,109,439.70
25-September-2009	105,719,845.88
25-October-2009	98,855,684.43
25-November-2009	93,009,010.16
25-December-2009	87,450,061.28
25-January-2010	82,165,399.76
25-February-2010	77,143,265.00
25-March-2010	77,143,265.00
25-April-2010	77,143,265.00
25-May-2010	77,143,265.00
25-June-2010	75,052,548.29
25-July-2010	71,352,953.47
25-August-2010	67,756,393.04
25-September-2010	64,229,069.41

Calculation Period up to but excluding the Payment Date scheduled to occur on:	Notional Amount (USD):
25-October-2010	60,875,269.38
25-November-2010	57,686,471.20
25-December-2010	54,654,571.03
25-January-2011	51,771,862.46
25-February-2011	49,031,017.02
25-March-2011	46,425,065.72
25-April-2011	43,947,381.39
25-May-2011	41,591,661.93
25-June-2011	39,351,914.45
25-July-2011	37,222,440.06
25-August-2011	35,197,819.47
25-September-2011	33,272,894.69
25-October-2011	31,442,770.27
25-November-2011	29,702,786.20
25-December-2011	28,048,476.59
25-January-2012	26,474,471.66

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours faithfully,

Credit Suisse International

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Authorized Signatory

Confirmed as of the date first written above:

Accredited Mortgage Loan Trust 2007-1

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Our Reference No: External ID: 53186138 / Risk ID: 447661111